Execution Version

INVESTMENT SUB-ADVISORY AGREEMENT

BY AND BETWEEN

COHEN & STEERS CAPITAL MANAGEMENT, INC.

AND

SECURIAN ASSET MANAGEMENT, INC.

(Securian Funds Trust – SFT Real Estate Securities Fund)

THIS INVESTMENT SUB-ADVISORY AGREEMENT (the “Agreement”) is entered into as of August 1, 2022, by and between COHEN & STEERS CAPITAL MANAGEMENT, INC., a New York corporation (the “Sub-Adviser”), and SECURIAN ASSET MANAGEMENT, INC., a Minnesota corporation (the “Adviser”).

RECITALS

WHEREAS, the Adviser and Sub-Adviser are each registered investment advisers with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Adviser is the investment adviser to Securian Funds Trust (the “Trust”), each of whose series or funds operates as an open-end investment management company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to an Investment Advisory Agreement by and between the Adviser and the Trust (as the same may be amended from time to time, the “Investment Advisory Agreement”); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish certain investment advisory services to the Trust’s SFT Real Estate Securities Fund (the “Fund”), and the Sub-Adviser desires to furnish such services on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sub-Adviser and Adviser agree as follows:

1. Appointment of Sub-Adviser. In accordance with and subject to the Investment Advisory Agreement, the Adviser hereby appoints the Sub-Adviser to provide the discretionary investment management services described herein to the Fund, including the investment and reinvestment of the assets of the Fund, subject to the control and direction of the Trust’s Board of Trustees (the “Trustees”), for the duration and on the terms set forth herein. The Sub-Adviser accepts such appointment and agrees to provide the services set forth herein, in consideration of the compensation set forth on the Schedule of Fees (as defined below). The Sub-Adviser is authorized on behalf of the Fund to execute all agreements, instruments and documents that it believes are necessary or advisable in performing its duties in the management of assets on behalf of the Fund and relate to investments designated in this Agreement, including futures and options transactions, in connection with the services performed by Sub-Adviser, including, without limitation, brokerage agreements, clearing agreements, account documentation, futures and option agreements, swap agreements, and other investment related agreements. Except as expressly provided or authorized by this Agreement, Sub-Adviser shall have no authority to act for or represent the Trust or the Adviser in any way, or otherwise be deemed an agent of the Trust or the Adviser. Sub-Adviser may engage any of its affiliates in performing obligations under this Agreement (including affiliates outside the United States), provided, however, (i) any such affiliates shall perform their duties in accordance with the terms of this Agreement, (ii) Sub-Adviser shall remain ultimately responsible for the performance of its obligations under this Agreement, and (iii) all investment advice provided to Adviser, the Fund, or the Trust pursuant to this Agreement shall be provided directly by the Sub-Adviser.

2. Duties of Sub-Adviser. Subject at all times to the control and direction of the Trustees, the Sub-Adviser shall manage the investments and reinvestments of the assets of the Fund, and determine the composition of the assets of the Fund, in accordance with the Fund’s investment objectives, investment policies and limitations set forth in the Trust’s Prospectus and Statement of Additional Information (as the same may be amended from time to time, collectively, the “Fund Documents”), or as subsequently amended in writing. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Fund, the Sub-Adviser shall:

(a)	Investment Plan.

(i)

obtain and evaluate pertinent economic, statistical, financial, and other information affecting the economy generally, and individual companies or industries the securities of which are included in the Fund or are under consideration for inclusion in the Fund;

(ii)

formulate and implement a continuous investment program for the Fund consistent with the investment objectives and related investment policies for the Fund as set forth in the Fund Documents. An investment’s compliance with the Fund Documents shall be determined on the date of purchase only, based upon the price and characteristics of the investment on the date of purchase compared to the market value of the Fund as of the most recent valuation date;

(iii)

take such steps as are necessary to implement the investment program by purchase and sale of securities and other financial instruments, including placing orders for such purchases and sales, entering into derivative transactions (if applicable), and managing all cash and cash equivalents held by the Fund;

(iv)

if applicable, purchase, sell, exchange, or convert foreign currency in the spot or forward markets in connection with portfolio trades as agent, at the market rate, as determined by the Sub-Adviser in its sole discretion. Conversion of currency into and out of the base currency of the Fund in markets where the Sub-Adviser has determined that country-specific regulations, market practices, or operational risk considerations call for the execution of FX (often referred to as “restricted market” FX) and, unless agreed otherwise by the Sub-Adviser, generally income repatriation transactions, shall be the responsibility of the Fund’s custodian (the “Custodian”), not of the Sub-Adviser. To the extent the Custodian performs such transactions, the Sub-Adviser shall not have the ability to control such transactions and shall be limited in its ability to assess the quality of such transactions. In addition, whether a market is considered restricted shall depend on a number of factors, including, but not limited to, country-specific statutory documentation requirements, country-specific structural risks, and convertibility issues. Accordingly, Sub-Adviser shall be entitled to consult with third parties, including, but not limited to, broker-dealers and custodians, and rely upon the information it receives in response in making a good faith determination on whether a market shall be considered restricted;

(v)

if applicable, manage any required collateral levels in connection with the investment and reinvestment of the assets of the Fund. If collateral management is required, the Sub-Adviser shall provide instructions to the Custodian to post collateral and to call for collateral from counterparties, as necessary, and shall arrange for the transmission to the Custodian on a daily basis such confirmation, trade tickets, and other identifying information (including, but not limited to, CUSIP, Sedol, ISIN, FIGI, or other identifiers of the securities to be purchased or sold on behalf of the Fund) as may be reasonably necessary or required to enable the Custodian to perform and carry out its responsibilities with respect to the Fund. Upon request, the Sub-Adviser shall provide Adviser with any reports with respect to the collateral management activities performed by Sub-Adviser under this Agreement;

(vi)	annually (or as otherwise agreed by the parties), provide an in-person report to the Trustees with respect to the implementation and performance of the investment programs of the Fund;

(vii)

provide reasonable assistance to the Adviser, the Trust, the Fund, or each of their respective delegates regarding the assessment of the fair value of securities held by the Fund for which market quotations are not readily available, or which may be identified by review, from time to time, by either the Trust or the Adviser;

(viii)

on request, but no more than on an annual or as otherwise agreed basis, review those certain portions of the Fund Documents appliable to the Fund and the Sub-Adviser, provide proposed revisions thereto, or otherwise confirm to the Adviser the information relevant to the Fund and the Sub-Adviser contained in the Fund Documents is accurate;

(ix)

assist the Adviser and the Fund with certain operational services for the Fund, including, without limitation, the following: (a) the preparation and submission of reports to the shareholders of the Fund; and (b) periodic updates to those portions of the Prospectus and Statement of Additional Information of the Trust relevant to the Fund; and

(x)

upon request by the Adviser, the Sub-Adviser shall provide such information and assistance as may be reasonably required to enable the Adviser to fulfill its obligations under the Trust’s Liquidity Risk Management Program, including, without limitation, review of all liquidity determinations. For the avoidance of doubt, the Fund shall be responsible for procuring its own Liquidity Risk Management monitoring system.

(b)	Investment Objectives, Policies and Restrictions.

In managing the investments and reinvestments of the assets of the Fund, determining the composition of the assets of the Fund, and in performing its other services and obligations under this Agreement, the Sub-Adviser shall:

(i)

Act upon the instruction of the Adviser as to any applicable provisions of the Agreement and Declaration of Trust of the Trust and the Bylaws of the Trust, as each may be amended or supplemented from time to time, and as provided to the Sub-Adviser. The Adviser shall provide a list of persons authorized to provide any such instruction and the Sub-Adviser shall be held harmless in carrying out any good faith instruction, whether written (including via email) or oral, provided by an authorized person;

(ii)	comply with the investment objectives, policies and restrictions of the Fund, as set forth in the Fund Documents;

(iii)

comply with all policies, guidelines, instructions, and procedures approved by the Trustees or the Adviser with respect to the Fund, as furnished to the Sub-Adviser, or (i) provide immediate notice as to the inability to do so, or (ii) immediately seek clarity as to any ambiguity with such policies, guidelines, instructions, and procedures;

(iv)	comply with all requirements of the Advisers Act, the 1940 Act, and the rules and regulations promulgated thereunder;

(v)

cause the Fund to comply with (a) the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company (if and so long as the Fund seeks to qualify as a regulated investment company under the Code), and (b) the diversification requirements under Subchapter L, including the requirements of Regulation 1.817-5, of the Code; and

(vi)

comply with all other applicable laws, rules, and regulations governing or relevant to the management of the Fund’s portfolio and the Sub-Adviser, and for as long as this Agreement remains in effect, Sub-Adviser shall maintain compliance procedures designed to ensure its and the Fund’s compliance with the foregoing.

Notwithstanding anything contained herein to the contrary, in no event shall Sub-Adviser cause the Fund to enter into derivative transactions that, to the best of Sub-Adviser’s knowledge, would cause the Fund to exceed the de minimis threshold test for commodity pool operator registration set forth in Commodity and Futures Trading Commission (“CFTC”) Regulation 4.5

(c)	Cash Management and Short-Term Investment Fund.

The Adviser shall arrange with the Custodian to have at least one (1) Short-Term Investment Fund (“STIF”) available to be used as a sweep vehicle for the short-term investment of cash for the Fund. Sub-Adviser shall utilize the STIF for the short-term investment of cash, subject to the limitation on investment in shares of other investment companies set forth in the 1940 Act. Sub-Adviser shall manage all cash and cash equivalents accordance with policies and restrictions of the Fund, as set forth in the Fund Documents, and in accordance with the 1940 Act.

(d)	Electronic Delivery of Daily Trade File and Daily Holdings.

(i)

In connection with the purchase and sale of securities for the Fund, the Sub-Adviser shall deliver to the accountant for the Fund (the “Fund Accountant”), by no later than 11:00 p.m. Central Time (12:00 a.m. (midnight) New York time) on each trading day, a trade file with respect to the securities and other instruments purchased and sold on such trading day, if any, using a secure electronic system established by the Fund Accountant. Financial futures contracts shall not be utilized by the Sub-Adviser with respect to the Fund, even if allowed under the Fund Documents, unless prior written authorization has been received from the Adviser and a method of communicating such trades to Adviser and the Fund Accountant has been developed, approved, and agreed to by Adviser and Sub-Adviser. Using a method agreed upon by Adviser and Sub-Adviser, Sub-Adviser shall deliver to Adviser by no later than 12:00 p.m. Central Time (1:00 p.m. New York time) on trade date plus one, a complete list of investments held by the Fund on daily basis. Sub-Adviser agrees to reconcile all holdings of the Fund with the Custodian on a monthly basis.

(ii)

Revisions to or cancellations of trades must be provided by Sub-Adviser to the Fund Accountant using a secure electronic system established by the Fund Accountant by no later than 2:00 p.m. Central Time (3:00 p.m. New York time) on trade date plus one. Sub-Adviser shall immediately notify the Fund Accountant if a revisions or cancellations of trades is made after such deadline.

(e)	Investment in New Securities.

Sub-Adviser shall provide assistance to the Adviser and the Custodian, and any such other parties as the Adviser may reasonably request from time to time, to enable the proper set up of new securities purchased by or held by the Fund, unless such assistance is prohibited, including by, but not limited to, contractual obligations to data vendors.

(f)	Trade Affirmation and Trade Settlement.

(i)

Sub-Adviser shall direct the Custodian (typically through SWIFT) to settle each trade executed on behalf of the Fund. Sub-Adviser shall advise all brokers to list the Adviser as an interested party on all Depository Trust Company (“DTC”) confirmations, which shall include Adviser’s DTC number of 71567. The Sub-Adviser shall use every reasonable effort to ensure all trade instructions (typically through SWIFT) are submitted no later than 11:00 a.m. Central Time (12:00 p.m. New York time) on each trade date plus one.

(ii)

Sub-Adviser shall work directly with the Custodian and any broker, as the case may be, to resolve any trade-related issues, including without limitation, trade failures, re-registration of physical certificates, denominational breakdowns, and exchanges. Sub-Adviser shall monitor all failing trades and work diligently to resolve any underlying issues at no cost or expense to the Fund and shall reimburse the Fund for any compensating interest as a result of any failing trade that is the fault of Sub-Adviser or as a result of the failure of the Sub-Adviser to engage in commercially reasonable efforts to diligently seek reimbursement from third parties.

(iii)	Any termination of this Agreement shall be without prejudice to the completion and settlement of any transaction already initiated by the Sub-Adviser on behalf of the Fund.

(g)	Corporate and Class Actions.

(i)

Sub-Adviser has the sole responsibility and obligation to determine the Fund’s participation in voluntary corporate actions pertaining to or affecting the assets held by the Fund, and shall work with the appropriate parties to facilitate voluntary corporate action processing.

(ii)

Sub-Adviser shall not compile, file claims, or take any related actions on behalf of the Adviser or the Fund in any class action, bankruptcy, or other legal proceeding related to or affecting the securities currently or previously held by the Fund. Upon request, Sub-Adviser shall provide all information in its possession pertaining to any class action, bankruptcy, or other legal proceeding contemplated under this Section 2(g) pertaining to the Fund.

(h)	Proxy Voting.

Sub-Adviser shall have the sole authority and responsibility to vote proxies on behalf of any assets held by the Fund. Notwithstanding the foregoing, Sub-Adviser agrees it shall consult with Adviser as reasonably requested by Adviser on proxy voting matters. Subject to applicable SEC rules and guidance, the Sub-Adviser may use recommendations from a third-party in order to make voting decisions and may use a third-party service provider to perform the voting (a “Third-Party Proxy Voting Service Provider”). The Custodian or the Adviser, as the case may be, shall cause to be forwarded to the Sub-Adviser or Third-Party Proxy Voting Service Provider all proxy solicitation materials the Fund may receive. The Sub-Adviser acknowledges and agrees it has adopted written proxy voting procedures that comply with the requirements of the Advisers Act. The Sub-Adviser further agrees it shall provide Adviser, the Trust, or the Trustees, with all proxy voting records relating to the securities held by the Fund and with a written report of the proxies voted during the most recent twelve (12) month period or such other period as the Adviser or Trust may designate, in a format reasonably requested by the Adviser or Trust. Notwithstanding the foregoing, upon reasonable request Sub-Adviser shall provide the Adviser with all proxy voting records relating to the assets held by the Fund. The Sub-Adviser shall also provide an annual certification, in form and substance reasonably acceptable to Adviser and the Trust, attesting to the accuracy and completeness of such proxy voting records.

(i)	Commission Recapture.

Sub-Adviser acknowledges Adviser may, on occasion, enter into agreements for commission recapture with certain brokers. Sub-Adviser agrees to follow Adviser’s direction regarding commission recapture on a best-efforts basis, subject at all times, however, to best execution and applicable laws and regulations.

(j)	Custody.

The Custodian shall, at all times, have custody of all assets of the Fund. At no time shall Sub-Adviser have “custody” of the assets held in the Fund, as such term is defined in Rule 206(4)-2 of the Advisers Act, deemed custody, physical control, or any custodial responsibility or authority over the assets of the Fund.

(k)	Brokerage.

Unless and until otherwise directed by the Adviser in writing, Sub-Adviser shall have the sole and exclusive authority to designate the brokers, dealer, futures commission merchants, and other investment counterparties, through whom all investment transactions of the Fund shall be made, including, without limitation, transactions in securities, derivatives, foreign currency exchange, commodities and/or any other investments, all of which transactions shall be executed in accordance with the Sub-Adviser’s brokerage practices as described more fully in

Sub-Adviser’s Form ADV Part 2 , as the same may be amended from time to time. Cross-trades and the use of brokers or dealers affiliated with the Sub-Adviser is expressly prohibited unless authorized by the Adviser in advance in writing. All brokerage commissions and any other fees or expenses charged by any broker or dealer shall be the sole responsibility of and payable by the Fund. In selecting brokers or dealers to effect transaction on behalf of the Fund, the Sub-Adviser, subject to its overall duty to obtain “best execution” of Fund transactions, shall have the authority to and may consider the full range and quality of the ability of brokers and dealers, including without limitation, liquidity of the market for the security and the broker-dealer’s access to markets; sophistication of broker-dealer’s trading facilities; trading style and strategy, including order routing arrangements; speed of trade execution; ability to handle challenging trades; quality of technology offerings; the broker-dealer’s financial solvency; quality of settlement process; the broker-dealer’s commission rate; reliability and quality of executions; trading expertise, including specialization in particular industries, regions or asset classes; back office efficiency and ability to settle trades in a timely manner; the broker-dealer’s reputation and integrity; and confidentiality. Consistent with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise by reason of its having caused the Fund to pay a broker, dealer or other financial institution, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another financial institution would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Fund and to its other clients as to which it exercises investment discretion, all without having to demonstrate that any factor is of a direct benefit to the assets held by the Fund.

(l)	Books and Records.

Sub-Adviser shall create and maintain all accounts, books, and records with respect to the Fund in a manner consistent, and in full compliance, with the applicable provisions of the 1940 Act, the Advisers Act, the rules promulgated thereunder, and applicable law. All records and information relevant or pertaining to the Fund and the Sub-Adviser’s management of the Fund, shall be property of the Trust, and shall be surrendered promptly to the Trust upon request, provided that the Sub-Adviser may retain copies in accordance with its record retention policies and procedures. All records created by the Sub-Adviser pertaining to its services under this Agreement shall be maintained by the Sub-Adviser for the periods of time and in the place prescribed by Rule 31a-2 under the 1940 Act. Further, all records created and maintained by Sub-Adviser under this Agreement shall, upon reasonable notice and during normal business hours, be available for inspection and use by the SEC, the Adviser, state regulators, or administrative bodies having jurisdiction over the services provided pursuant to this Agreement, or any person or entity retained by the Trust, or otherwise in accordance with law. This obligation shall survive the termination of this Agreement.

(m)	Investment Activity and Fund Composition Reporting.

Sub-Adviser shall create and deliver to the Adviser and/or to the Trustees, certain reports concerning the investment activity and composition of the Fund, which reports shall be in such form and substance and at such frequency as the Adviser or the Trustees may reasonably request.

(n)	Aggregation of Trades and Trade Allocation.

To the extent permitted by applicable law, rules and regulations, Sub-Adviser may, but shall have no obligation to, aggregate orders for the purchase or sale of securities or investments placed on behalf of the Fund with orders placed on behalf of other accounts managed by Sub-Adviser, in order to seek or obtain best execution or lower execution costs, if any; provided, however, any aggregation of orders shall be conducted in full accordance with the order aggregation policies and procedures set forth in the Sub-Adviser’s Form ADV Part 2A, as the same may be amended from time to time. Sub-Adviser may purchase and sell a particular security or instrument for one or more customer in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as any expenses incurred in the transaction, shall be made by the Sub-Adviser in a manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers. Notwithstanding anything contained herein to the contrary, in no instance shall the Fund’s assets be purchased from or sold to the Adviser, the Sub-Adviser, the Trust’s principal underwriter, or any affiliated person of the Trust, the Adviser, the Sub-Adviser, or the principal underwriter of the Trust, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.

(o)	Code of Ethics.

Sub-Adviser shall adopt a written code of ethics that complies with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act (the “Code of Ethics”) and shall maintain and enforce its Code of Ethics for as long as this Agreement remains in effect. If it has not already done so, Sub-Adviser shall provide the Adviser and the Trustees with a copy of its Code of Ethics, together with evidence of its adoption by the Sub-Adviser. To the extent not covered by the Code of Ethics, the Sub-Adviser shall establish policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by the Sub-Adviser and its employees, and shall maintain and enforce such policies and procedures for as long as this Agreement remains in effect. On a quarterly basis, or more frequently as may be reasonably required by Adviser or the Trustees, Sub-Adviser shall certify to Adviser that Sub-Adviser has complied with the requirements of its Code of Ethics. For so long as this Agreement remains in effect, within forty-five (45) days of the end of the last calendar quarter of each year, and as otherwise requested by the Adviser or the Trustees, the Sub-Adviser shall certify to the Adviser that, during the previous year, there has been no material violation of the Code of Ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the advance written request of the Adviser, the Sub-Adviser shall permit Adviser, its employees or its agents to examine the reports required to be made by the Sub-Adviser under the Code of Ethics and all other record relevant to the Code of Ethics.

(p)	Valuation.

Sub-Adviser shall assist the Adviser, Custodian, or any other party as the Adviser may reasonably require from time to time, in discharging its respective responsibilities regarding the valuation of the assets held by the Fund, including, without limitation, providing Adviser with valuation data and information that Adviser may reasonably require.

(q)	Obligation to Notify Adviser of Certain Events.

The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events:

(i)

The Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

(ii)

To the extent permitted by law, the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; and

(iii)

Any change in control or management of the Sub-Adviser, or any change to the portfolio manager(s) of the Fund which are disclosed in the then current Fund Documents. Sub-Adviser agrees it shall bear all reasonable costs and expenses of the Fund, if any, arising out of a change in control of the Sub-Adviser.

3.	Duties of Adviser.

(a)

The Adviser shall retain all responsibility for all services to be provided to the Fund pursuant to the Investment Advisory Agreement other than those duties and responsibilities delegated to the Sub-Adviser, and shall oversee and review the performance of the Sub-Adviser and its obligations under this Agreement.

(b)

The Adviser shall promptly notify the Sub-Adviser in the event of any update, amendment, or change to any document relating to the Fund that Adviser requires Sub-Adviser to comply with, including the Fund Documents.

(c)	Upon request, prior to the commencement of the Sub-Adviser’s obligations under this Agreement, Adviser shall provide or complete, as the case may be, the following:

(i)	a list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund; and

(ii)	a copy of the most current compliance procedures for the Fund that are applicable to the services rendered by Sub-Adviser under this Agreement.

4.	Compliance with Commodity Exchange Act Regulations.

(a)	As of the date of this Agreement, the Adviser acknowledges and agrees as follows:

(i)

either the Adviser or the Trust (in such capacity, the “CPO”), with respect to the Fund, is excluded from the definition of commodity pool operator pursuant to CFTC Regulation 4.5, and the CPO, on behalf of the Fund, shall file the notice if required by CFTC 4.5(c), shall re-file such notice annually if required, and shall otherwise operate the Fund such that it remains eligible to rely upon the exemption provided under CFTC Regulation 4.5;

(ii)

the Adviser is exempt from registration as commodity trading advisor with respect to the Fund under CFTC Regulation 4.14(a)(5) or CFTC Regulation 4.14(a)(8), and shall file notice if required under CFTC Regulation 4.14(a)(8) and shall re-file such notice annually if required; and

(iii)	the Fund is an “eligible contract participant” within the meaning of Section 1a(18) of the Commodity Exchange Act, as amended (the “CEA”).

(b)	As of the date of this Agreement, Sub-Adviser acknowledges and agrees as follows:

(i)	Sub-Adviser is registered as a commodity trading advisor under CFTC Regulation 4.14(a)(8) with the CFTC; and

(ii)

for so long as this Agreement remains in effect, Sub-Adviser shall cause the Fund to comply with at least one (1) of the trading restrictions set forth in CFTC Regulation 4.5(c)(2)(iii) unless otherwise agreed to with Adviser in advance in writing.

(c)	As of the date of this Agreement, Adviser and Sub-Adviser each further acknowledge and agree as follows:

(iii)	Adviser and Sub-Adviser shall each comply with all requirement of the CEA and the then-current CFTC regulations applicable to Adviser and Sub-Adviser, respectively, with respect to the Fund; and

(iv)

Sub-Adviser shall provide reasonable assistance to and cooperation with the Adviser, and Adviser shall provide reasonable assistance to and cooperation with the Sub-Adviser, in fulfilling, or causing to be fulfilled, any disclosure or reporting requirement applicable to such party with respect to the Fund under the CEA and/or the then-current CFTC regulations.

5. Pay to Play. Adviser relies upon that certain relief provided by the SEC No-Action Letter to the Investment Company Institute, dated September 12, 2011, with respect to its records of “government entities” required by Rule 204.2(a)(18)(i)(B) under the Advisers Act. The Fund is a Covered Investment Pool (as defined in Rule 206(4)-5 under the Advisers Act) in which a Government Entities (as defined in Rule 206(4)-5 under the Advisers Act), are invested or may invest from time to time. Upon request, and no more frequently than on a quarterly basis, Adviser shall provide the Sub-Adviser with a list of such Government Entities invested in the Fund. Sub-Adviser shall treat all information disclosed to it by Adviser pursuant to this Section 5 as confidential and shall use the information solely for the purposes of complying with Sub-Adviser’s obligations under Rule 206(4)-5 of the Advisers Act. Sub-Adviser shall only disclose any information received under this Section 5 to employees of the Sub-Adviser with responsibility for the Sub-Adviser’s compliance with Rule 206(4)-5.

6. Expenses. Sub-Adviser is solely responsible for the payment of all costs and expenses incurred by the Sub-Adviser in connection with performing its services under this Agreement. Notwithstanding the foregoing, any brokerage, custodial expenses, and compliance related expenses, except if such compliance related expenses are caused by the Sub-Adviser, relating to the operation of the Fund shall be borne by the Fund. The Sub-Adviser shall bear all expenses and costs of the Trust or the Fund (including reasonable attorney’s fees), if any, arising out of a termination as a result of an assignment caused by a change in control or management of the Sub-Adviser. The foregoing obligations of the Sub-Adviser shall apply in any circumstance in which the Adviser, in consultation with internal or outside counsel to the Trust or the Fund, deems that an actual or possible assignment of this Agreement has or may occur, and determines that an information statement should be used, or a vote of shareholders should be obtained, as the case may be. The Sub-Adviser will be provided with the Adviser’s analysis and given the opportunity to respond before bearing the expenses and costs of the Trust or the Fund arising out of a termination as a result of an assignment caused by a change in control or management of the Sub-Adviser.

7. Compensation. As compensation for the services rendered by the Sub-Adviser under this Agreement, the Adviser shall pay to the Sub-Adviser a fee computed in accordance with Exhibit A attached hereto (the “Schedule of Fees”), as the same may be amended from time to time in accordance with Section 22 of this Agreement.

8. Duration and Termination of Agreement.

(a)

This Agreement shall be effective as of the date the Agreement is approved by the Trustees (the “Effective Date”), and shall continue in effect for two (2) years from the Effective Date, unless sooner terminated as provided herein, and shall continue year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the Trustees or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of Trustees who are neither (A) parties to this Agreement nor (B) “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised or relaxed by a rule, regulation, interpretation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, interpretation or order.

(b)

This Agreement may be terminated at any time, without prejudice or penalty, on sixty (60) days’ prior written notice by: (i) the Trust pursuant to (A) action by the Trustees, or (B) the vote of the majority of the outstanding voting securities of the Fund, or (ii) either the Sub-Adviser or the Adviser upon sixty (60) days’ prior written notice to the other. This Agreement shall automatically terminate upon any termination of the Investment Advisory Agreement with respect to the Fund, or in the event of “assignment” (as defined in the 1940 Act) of this Agreement.

(c)

In the event of termination of this Agreement, the Sub-Adviser shall cooperate with any transition manager or successor investment adviser and with the Adviser in transitioning the management of the Fund to one or more new sub-advisers or the Adviser, including, without limitation, providing the transition manager, at such intervals as the transition manager or the Adviser may request, with a list of holdings for the Fund and such other information as may be required by any transition management agreement, into which the Adviser and the transition manager may, at the time, enter. The Sub-Adviser shall deliver to Adviser all periodic and annual compliance reports, certifications, and other information applicable to the period of time the Sub-Adviser provided services under this Agreement.

9. Compliance. Prior to, or contemporaneous with, the execution of this Agreement, the Sub-Adviser shall provide the Adviser with Sub-Adviser’s written policies and procedures (collectively, the “Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act. For as long as this Agreement remains in effect, and to the extent permitted under applicable law, as soon as practicable the Sub-Adviser shall submit to the Adviser: (i) any material changes to the Compliance Policies that relate to the services provided by the Sub-Adviser under this Agreement, (ii) notification of the results of any regulatory examination of the Sub-Adviser by and relevant regulatory authority related to the services provided by the Sub-Adviser under this Agreement (iii)

a summary of any formal review of the Sub-Adviser’s Compliance Policies, and (iv) notification of any “material compliance matter” (as defined in Rule 38a-1(e)(2) under the 1940 Act) that relates to the services provided by the Sub-Adviser under this Agreement, including, but not limited to, any material violation of the Compliance Policies pertaining to the services provided hereunder. For as long as this Agreement remains in effect, the Sub-Adviser shall provide the Adviser with any certification, information, and access to personnel and resources (that will permit testing and oversight of the Compliance Policies by the Adviser) that the Adviser may reasonably request to enable the Fund and Trust to comply with Rule 38a-1 under the 1940 Act. The Sub-Adviser shall also provide such other information relating other information relating to the Sub-Adviser’s compliance program as may be reasonably requested by the Adviser, the Fund, the Trust, the Trustees, the Fund’s Chief Compliance Officer, or his or her authorized representative.

10. Standard of Care. The Sub-Adviser acknowledges and agrees that it shall be acting as a fiduciary in the performance of its duties and obligations under this Agreement. The Sub-Adviser shall perform all its duties and render its services under this Agreement with the care, skill, and diligence under the circumstances then prevailing for a fiduciary and exercise its best judgment in rendering services under this Agreement. The Sub-Adviser shall use the same skill and care, and exercise the same best judgment, in providing services to the Fund as it does in providing services to other fiduciary accounts over which it has investment responsibility. Notwithstanding anything contained in this Agreement to the contrary, if there exists or comes to exist a higher standard of care imposed either by applicable law, rule or regulation, such standard of care shall apply to the services provided and the actions taken by the Sub-Adviser in carrying out its obligations under this Agreement.

11. Limitation of Liability. Sub-Adviser shall at all times exercise its best judgment in rendering services under this Agreement. Sub-Adviser, any affiliate of the Sub-Adviser, or any member, partner, shareholder, principal, director, officer, employee, or agent of the Sub-Adviser or any such affiliates, shall not be liable for any error of judgment, investment decision, loss, damage, liability, act, or omission in the course of, or in connection with, rending services under this Agreement except for losses, liability, damages and expenses, including reasonable attorneys’ fees incurred by the Fund or the Adviser, resulting from the Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. In no event shall either Sub-Adviser or Adviser, or any of either parties’ respective affiliates, be liable under this Agreement for any indirect, incidental, consequential, special, speculative, or punitive damages, losses, costs, or expenses of any kind, including, without limitation, loss of opportunity, loss of anticipated profit or savings, or loss of goodwill or reputation.

12. Services Non-Exclusive. Nothing in this Agreement shall prevent Sub-Adviser or any of its affiliates from providing investment advisory services or acting as an investment adviser or sub-adviser to other parties, including other investment management companies; provided, however, any such services do not materially impair the obligations of Sub-Adviser to the Adviser, or the Fund under this Agreement. Notwithstanding anything to the contrary contained herein, Adviser acknowledges and agrees the Sub-Adviser and its affiliates shall continue to furnish investment advisory services and act as an investment adviser to other parties, including other investment management companies, and that Sub-Adviser and any such affiliates shall be free at all times, in its sole discretion, to make recommendations to others which may be the same as, or may be different from, those made for the benefit of the Fund. Nothing in this Agreement shall impose any obligations upon the Sub-Adviser to purchase or sell, with respect to the Fund, any security which the Sub-Adviser or its shareholders, directors, officers, employees, or affiliates may purchase or sell for its own accounts or for any other customer of the Sub-Adviser.

13. Representations and Warranties of Sub-Adviser. Sub-Adviser represents and warrants to the Adviser as follows:

(a)	it has been duly organized and is validly existing under the laws of the state of its organization;

(b)

it is duly authorized to execute, deliver, and perform under this Agreement, and has taken all action necessary to authorize its execution, delivery and performance, including, without limitation, obtaining any necessary government approvals;

(c)	the terms of this Agreement do not conflict with any obligation by which the Sub-Adviser is bound, whether arising by contract, operation of law, or otherwise;

(d)

this Agreement constitutes a binding obligation of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar law relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e)	Sub-Adviser is a registered investment adviser and will maintain its registration with the SEC under the Advisers Act for as long as this Agreement remains in effect;

(f)	any regulatory filings required of the Sub-Adviser are current and accurately reflect the Sub-Adviser’s advisory operations;

(g)	Sub-Adviser is currently in compliance with all applicable federal and state laws, rules, and regulations pertaining to investment advisers;

(h)

neither Sub-Adviser, nor any of its Associated Persons (as contemplated by the Advisers Act), are subject to any statutory disqualification set forth in Section 203(e) and 203(f) of the Advisers Act (or any successor Advisers Act sections or rules), or are they currently the subject of any investigation or proceeding which would result in statutory disqualification;

(i)

Sub-Adviser shall at no time have custody, as such term is defined in Rule 206(4)-2 of the Advisers Act, of the assets of the Fund, deemed custody, physical control, or any custodial responsibility over the assets held by the Fund;

(j)

Sub-Adviser nor any of its Affiliates are “Blocked Persons”. For purposes of this Section 13(j) and Section 14(i), the term “Blocked Person” means any person that (a) is publicly identified on the most current list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act or the Trading With the Enemy Act. For purposes of this Section 13(j) and Section 14(i), the term “Affiliate” means (1) all officers, partners, or directors of Sub-Adviser (or any person performing similar functions); (2) all persons directly or indirectly controlling or controlled by Sub-Adviser; and (3) all current employees of Sub-Adviser (other than employees performing only clerical, administrative, support or similar functions);

(k)	Sub-Adviser has adopted reasonable policies and procedures designed to ensure its compliance with the regulations, orders or directives of OFAC;

(l)

If applicable, the Sub-Adviser has adopted reasonable anti-money laundering policies and procedures designed to ensure its compliance with the applicable requirements of the USA PATRIOT Act, and any other applicable money-laundering laws and regulations. As of the date of this Agreement, the Sub-Adviser is a U.S. registered investment adviser and is not subject to anti-money laundering laws and regulations;

(m)	Sub-Adviser has provided Adviser with a current copy of Part 2A and Part 2B of the Sub-Adviser’s Form ADV as filed with the SEC contemporaneously with, or prior to, the execution of this Agreement;

(n)	Sub-Adviser has adopted written proxy voting procedures that comply with the requirements the Advisers Act;

(o)	Sub-Adviser has adopted a written code of ethics that complies with the requirements of Rule 204A-1 of the Advisers Act and has provided a current copy of such code of ethics to Adviser;

(p)

Sub-Adviser has adopted and implemented written policies and procedures that comply with the requirements of Rule 206(4)-7 of the Advisers Act and has provided a current copy of such policies and procedures to Adviser;

(q)	Sub-Adviser shall at all times exercise its best judgment and the skill and care required of a fiduciary in providing services under this Agreement; and

(r)

Sub-Adviser shall notify the Adviser in writing prior to, or promptly upon, the occurrence, or if it knows or has reason to know of the occurrence or likelihood of the occurrence, of any event which would (i) cause a change in the representations, warranties, or covenants made under this Agreement in any material respect; or (ii) operate to limit, suspend, or terminate the authority of the Sub-Adviser; or (iii) adversely affect the Sub-Adviser’s obligations hereunder in any material way.

14. Representations and Warranties of Adviser. Adviser represents and warrants to the Sub-Adviser as follows:

(a)	it has been duly organized and is validly existing under the laws of the state of its organization;

(b)

it is duly authorized to execute, deliver, and perform under this Agreement, and has taken all action necessary to authorize its execution, delivery and performance, including, without limitation, obtaining any necessary government approvals;

(c)	the terms of this Agreement do not conflict with any obligation by which the Adviser is bound, whether arising by contract, operation of law, or otherwise;

(d)

this Agreement constitutes a binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar law relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e)	Adviser is a registered investment adviser and will maintain its registration with the SEC under the Advisers Act for as long as this Agreement remains in effect;

(f)	any regulatory filings required of the Adviser are current and accurately reflect the Sub-Adviser’s advisory operations;

(g)	Adviser is currently in compliance with all applicable federal and state laws, rules, and regulations pertaining to investment advisers;

(h)

neither Adviser, nor any of its Associated Persons (as contemplated by the Advisers Act), are subject to any statutory disqualification set forth in Section 203(e) and 203(f) of the Advisers Act (or any successor Advisers Act sections or rules), or are they currently the subject of any investigation or proceeding which would result in statutory disqualification;

(i)

The Adviser agrees promptly to provide the Sub-Adviser with the Fund Documents as well as such other documentation as it shall reasonably request in connection with the Fund and the commencement and continuance of operations of the Fund, including documents certifying the Adviser’s and the Fund’s organization, identification and its authority to enter into this Agreement, and to provide the Sub-Adviser with timely notice of any changes to such documents. The Adviser is able to rely conclusively on any information provided by the Fund’s service providers, including the Custodian and the Fund Accountant.

(j)

The Adviser shall not hold the Sub-Adviser responsible for, and the Adviser shall indemnify and save harmless the Sub-Adviser and its directors, officers and employees against, any loss resulting from any act or omission of the Fund’s service providers or the Adviser.

(k)

The Adviser agrees and represents that (i) the Adviser has verified the source of assets of the Fund and confirms that no assets have been or are being invested for the purpose of carrying out illegal activity or to perpetuate or assist in the laundering of money, (ii) the Adviser has in place anti-money laundering policies and procedures that are applied with respect to the assets of Fund and is in compliance with any anti-money laundering rules, laws, or regulations applicable to the Adviser, and (iii) the Sub-Adviser shall have no responsibility with respect to the performance of any anti-money laundering or anti-bribery compliance activities with respect to the assets of the Fund and shall be entitled to rely upon the activities of the Adviser to all extents possible in order to satisfy anti-money laundering requirements to the extent that any should arise.

(l)

The Adviser represents that the Fund is (i) an “accredited investor” as defined in Regulation D under the Securities Act of 1933, (ii) a “qualified purchaser” under Section 2(a)(51) of the Investment Company Act of 1940, and (iii) a “qualified institutional buyer” as defined by Rule 144A under the Securities Act of 1933; and

(m)	neither the Adviser nor any of its Affiliates are Blocked Persons.

15. Qualification in Foreign Jurisdictions. Except as specified in the Fund Documents, all services provided by Sub-Adviser under this Agreement shall be without regard to any tax consequences that may result from any action taken or omitted by the Sub-Adviser on behalf of the Fund. Neither Sub-Adviser nor any of its affiliates provide tax advice in connection with the services provided under this Agreement. Notwithstanding the foregoing, in the event the Fund ever holds foreign securities, Sub-Adviser shall, upon request, assist the Adviser and Custodian in identifying and qualifying (and maintaining any such qualification) the Fund under any such foreign jurisdiction’s laws to hold and engage in securities transaction in each such foreign jurisdiction. The Sub-Adviser shall provide reasonable assistance relating to matters relating to holding foreign securities.

16. Provision of Certain Information by Sub-Adviser. To the extent permitted under applicable law, Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events:

(a)

the Sub-Adviser fails to be registered as an investment adviser with the SEC under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to provide the services and perform its obligation under this Agreement;

(b)

the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, government or administrative authority, regulator, public board or body, involving the affairs of the Fund;

(c)	any change in control or management of the Sub-Adviser or any change in the portfolio managers of the Fund; and

(d)	the occurrence of any financial condition that is reasonably and foreseeably likely to impair the Sub-Adviser’s ability to perform or satisfy its obligations under this Agreement.

17. Notices. All notices, requests, consents, demands or other communications required or contemplated by this Agreement shall be in writing, and shall be addressed and delivered by registered mail or a private mail or delivery service providing the sender with notice of receipt of through electronic means (excluding facsimile), as follows:

If to Sub-Adviser:

Relating to legal or compliance matters:

Cohen & Steers Capital Management, Inc.

280 Park Ave, 10th Floor

New York, New York, 10017

Attention: General Counsel

Email: institutionallegal@cohenandsteers.com

Relating to other matters:

Cohen & Steers Capital Management, Inc.

280 Park Ave, 10th Floor

New York, New York, 10017

Attention: Relationship Management

Email: RIANationalAccounts@cohenandsteers.com

If to the Trust:

Securian Funds Trust

c/o Securian Asset Management, Inc.

400 Robert Street North

Saint Paul, Minnesota 55101-2098

Attention: President

If to Adviser:

Securian Asset Management, Inc.

400 Robert Street North

Saint Paul, Minnesota 55101-2098

Attention: Chief Compliance Officer

Email: securianamcompliance@securianam.com

With required copy to:	Securian Asset Management, Inc.
400 Robert Street North
Mail Stop A9-1908
Saint Paul, Minnesota 55101-2098
Attention: Legal Department

or to such other address as the party to whom the notice is to be given may have previously furnished the other party by written notice. The Adviser may revoke this consent and request any such documents or materials to be mailed, in lieu of electronic delivery, at anytime upon reasonable notice to the Sub-Adviser. Notice shall be deemed given on the date delivered or mailed in accordance with this Section 17.

18. Receipt of Disclosures. Adviser acknowledges it has received a current copy of Part 2A and Part 2B of the Sub-Adviser’s Form ADV as filed with the SEC contemporaneously with, or prior to, the execution of this Agreement.

19. Confidentiality.

(a)

All information of or pertaining to the Trust, the Fund, the Adviser or any of its affiliates, whether stored on a computer, as electronic media, and any electronic means, to which Sub-Adviser is given access or otherwise obtains access in the course of providing services under this Agreement, including, without limitation, to the Fund’s holdings and shareholder information (which includes, without limitation, names, addresses, telephone numbers, account numbers, demographic, financial, and transaction information) is referred to herein as “Confidential Information”.

(b)

Except as to carry out its obligations herein, Sub-Adviser shall hold all Confidential Information in strict confidence and shall not disclose any Confidential Information to any person, unless such information has been made public other than in breach of this Agreement, and Sub-Adviser shall not use any such Confidential Information for purposes other than in connection with providing the services and fulfilling its obligations under this Agreement.

(c)

The Sub-Adviser agrees to treat the Fund’s holdings as Confidential Information in accordance with the Trust’s “Policies and Procedures Regarding Disclosure of Fund Holdings”, as such policy may be amended from time to time and provided to the Sub-Adviser; and

(d)

If Sub-Adviser becomes legally compelled by law, subpoena, or other valid legal process, or it is required or requested by applicable federal or state or other regulatory authorities, to disclose any Confidential Information, Sub-Adviser may disclose such Confidential Information to the extent legally required; provided, however, Sub-Adviser shall (i) first notify the Trust and the Adviser of such legal process, unless such notice is prohibited by law, statute, rule or court order, or (ii) attempt to obtain the Trust’s consent to any such disclosure. In the event the consent of the Trust is not provided, the Trust may seek, and the Sub-Adviser will not object to the Trust’s seeking of recourse from the applicable legal tribunal. In making any disclosure under any legal process, Sub-Adviser and Adviser agree to use commercially reasonable efforts to preserve the confidential nature of the information. For the avoidance of doubt, nothing herein shall require Sub-Adviser to fail to honor a validly issued subpoena, court or administrative order, or other legal requirement on a timely basis nor shall Sub-Adviser have any obligation to delay or withhold disclosure of Confidential Information, if such delay or withholding could reasonably subject Sub-Adviser to civil or criminal sanctions, penalties, or enforcement.

(e)

The Sub-Adviser may disclose Confidential Information to Sub-Adviser’s affiliated companies; provided, however, any disclosure of Confidential Information to any affiliated company of the Sub-Adviser shall be made subject to confidentiality obligations substantially similar, in all material respects, to the privacy and confidentiality obligations imposed under this Section 19

20. Force Majeure. Sub-Adviser and Adviser shall not be liable for any delay or failure of performance under this Agreement which arise from or is attributable to acts, events, omissions, or accidents beyond the reasonable control of the party so prevented, including, without limitation any act of God, riot, declared or undeclared war, acts of terrorism, civil unrest, fire, flood, earthquake, mechanical failure, electronic failure, communications failure, pandemic or epidemic disease, or quarantine.

21. Entire Agreement. This Agreement, including its exhibits, constitutes the entire Agreement between Sub-Adviser and Adviser with respect to the subject matter or services contemplated by this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter or services contemplated herein. Sub-Adviser and Adviser acknowledge and agree there are no understandings between the parties other than as expressed herein.

22. Amendment. No amendment to this Agreement shall be effective unless it is in writing and executed by both Sub-Adviser and Adviser and, if required, such amendment is approved by the vote of the majority of Trustees who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective if a majority of the outstanding voting securities of the Fund vote to approve the amendment. No oral amendment or modification to this Agreement may be implied.

23. Waiver. No waiver of any provision or right arising pursuant to this Agreement shall be effective unless made in writing and executed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein. No oral waiver may be implied. The failure of either Sub-Adviser or Adviser to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

24. Assignment. This Agreement may not be assigned by either Sub-Adviser or Adviser without the prior written consent of the other party. For purposes of this Section 24, the term “assign” shall have the meaning ascribed to the term “assignment” in Section 202(a)(1) of the Advisers Act and Rule 202(a)(1)-1 thereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns, provided, in each case any such successor or permitted assignee agrees to be bound by the terms and conditions of this Agreement. The Sub-Adviser shall promptly notify the Adviser of any material change in the Sub-Adviser’s organizational structure. The Sub-Adviser shall promptly notify the Trust and the Adviser of any assignment of this Agreement or change in control of the Sub-Adviser, as applicable, and any changes in the key personnel or portfolio manager of the Fund.

25. Governing Law. Except to the extent preempted by applicable federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to principals of conflict of laws, or any applicable provisions of the 1940 Act. To the extent the laws of the State of Minnesota, or a provision of this Agreement, conflict with applicable provisions of the 1940 Act, the latter shall control.

26. Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions thereof or otherwise affect their construction or effect.

27. Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder of this Agreement.

28. Attorneys’ Fees. In the event of litigation between the parties with respect to a dispute arising under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded by the court, its reasonable attorneys’ fees and other costs of preparing for and participating in litigation.

29. Contact Information. Sub-Adviser and Adviser each agree they shall provide to the other, and promptly update as may be necessary, all contact information regarding individual’s names, telephone numbers, facsimile numbers, e-mail address, and such other similar information for all back-up personnel, and for all personnel who have any responsibility over the operation or management of the Fund, or the services provided under this Agreement.

30.	Use Name.

(a)

Sub-Adviser agrees that it shall not use the names, or any derivatives of the names, “Securian Funds Trust”, “SFT Real Estate Securities Fund”, “Securian Asset Management, Inc.”, or the names of any such entities’ affiliates without obtaining the express prior written consent of such entity.

(b)

Sub-Adviser hereby grants Adviser and its affiliates use of the names “Cohen & Steers Capital Management, Inc.” and “Cohen & Steers” (collectively, the “Sub-Adviser Names”), and any derivative thereof or any logo associated with the Sub-Adviser Names, in the Fund Documents, or other filings, forms or reports required under applicable state or federal securities laws, for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such time as this Agreement shall no longer be in effect, the Adviser and its affiliates shall cease to use the Sub-Adviser Names; provided, however, the Adviser may continue to use the Sub-Adviser Names and the name of the Sub-Adviser to comply with disclosure obligations under applicable law and regulation. The Adviser acknowledges it has authority to use the Sub-Adviser Names through permission of the Sub-Adviser, and agrees that the Sub-Adviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including, but not limited to, any investment company of which the Sub-Adviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser. Neither the Adviser nor its affiliates shall use the Sub-Adviser Names in promotion or sales related materials prepared by or on behalf of the Adviser or the Trust without prior review and approval by the Sub-Adviser of the form of the material, which approval shall not be unreasonably withheld.

31. No Guarantee of Investment Performance. Adviser and Sub-Adviser each acknowledge and agree the value of investments made on behalf of the Fund may go up as well as down in value, is not guaranteed, and that investment decisions will not always be profitable. Neither the Adviser nor the Sub-Adviser has made or is making any guarantees including any guarantee as to the any specific level of performance of the Fund or the performance of the Fund relative to any standard or index, including any other clients of the Sub-Adviser. The Adviser and Sub-Adviser further acknowledge and agree that the Fund is designed for the described investment objective and is not intended as a complete investment program, and that the investment decisions made on behalf of the Fund by Sub-Adviser are subject to various market and business risks.

32. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original copy and which together shall constitute one and the same instrument binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. The parties each acknowledge and agree that electronic signature via DocuSign shall constitute an original signature and shall be fully valid and binding upon such party. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic method of transmission, including without limitation DocuSign, shall be equally as effective as delivery of an original executed counterpart of this Agreement.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, Sub-Adviser and Adviser have caused this Agreement to be duly executed and delivered by their authorized officers as of the day and year first written above.

SUB-ADVISER:	ADVISER:

COHEN & STEERS CAPITAL MANAGEMENT, INC., a New York corporation	SECURIAN ASSET MANAGEMENT, INC., a Minnesota corporation

By:	By:

Title:	Title:

EXHIBIT A

Schedule of Fees

Adviser shall pay to the Sub-Adviser as full compensation for all services rendered by Sub-Adviser under this Agreement, a fee computed at an annual rate which shall be a percentage of the average daily value of the net assets of the Fund. The fee shall be accrued daily and shall be based on the net asset value of the Fund’s assets as determined by the Fund Accountant as of the close of each business day. The fee shall be payable quarterly by Adviser to Sub-Adviser within thirty (30) days following quarter end upon Adviser’s receipt and approval of a statement and worksheet created by the Sub-Adviser which sets forth the supporting documentation upon which the Sub-Adviser has relied to calculate such fee.

The amount of such annual fee, as applied to the average daily value of the net assets of the Fund, are as follows:

Assets	Annual Fees
First $100 million of assets	0.38% (38 bps)
Assets in excess of $100 million	0.25% (25 bps)